Exhibit 24

POWER OF ATTORNEY

Know by all these present, that the undersigned, Jesse Fittipaldi, having an address of 2034 West 2nd Avenue, Eugene, OR 97402 and a business telephone number of 541-683-6293, hereby constitutes and appoints W. David Mannheim, Esq., Andrew C. Nielsen, Esq. and Gisela Fasco, Paralegal, or any other attorney as representatives of Nelson Mullins Riley & Scarborough, LLP (“NMRS”) as the undersigned’s true and lawful attorney-in-fact to:

1)	execute and file for and on behalf of the undersigned, in the undersigned’s capacity as a named executive officer of Arcimoto, Inc. (the “Company”), the United States Securities and Exchange Commission’s (“SEC”) Form ID Application in order to obtain EDGAR filing codes, if necessary, and the filing of Forms 3, 4, and 5 from time to time in accordance with Section 16(a) of the Securities Exchange Act of 1934 (“Section 16”) and the rules thereunder;

2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Application on Form ID or Forms 3, 4, or 5 and file such form with the SEC and any stock exchange or similar authority; and

3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion, and limited to filings required under Section 16.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is NMRS or the Company assuming, any of the undersigned’s responsibilities to comply with Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22 day of December 2020.

/s/ Jesse Fittipaldi
Jesse Fittipaldi